UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 28, 2019 (February 22, 2019)

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Form 8-K/A") is an amendment to the Current Report of Form 8-K of Bank of Hawaii Corporation, filed with the Securities Exchange Commission on February 25, 2019 (the "Original Form 8-K").  This Form 8-K/A is being filed for the purpose of correcting fiscal year end date from 10/24 to 12/31.  No other changes were made to the Original Form 8-K.  References to the exhibits in this Form 8-K/A are references to the exhibits filed with the Original Form 8-K.

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2019, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following actions relative to salary and performance-based bonus awards for the Company’s designated 2019 Named Executive Officers (the “NEOs”):

Named Executive Officer	2018 EIP Award	2019 Base Salary
Peter S. Ho Chairman, CEO, and President	$2,000,000	$825,000
Dean Y. Shigemura Vice Chairman and CFO	$550,000	$400,000
James C. Polk Vice Chairman, Consumer Lending and Deposit Product Group	$500,000	$400,000
Mark A. Rossi Vice Chairman, CAO, General Counsel, and Corporate Secretary	$600,000	$436,000
Mary E. Sellers Vice Chairman, Chief Risk Officer	$600,000	$436,000
The Company follows a pay-for-performance philosophy. Our compensation plans are designed to focus NEOs on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2018 cash EIP Awards were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Company 2014 Stock and Incentive Plan (the “Plan”) and the Executive Incentive Plan (EIP).

The 2019 base salaries of Mark A. Rossi and Mary E. Sellers remain unchanged from their base salaries approved in 2018. The base salaries of Peter S. Ho, Dean Y. Shigemura, and James C. Polk will be increased to $825,000, $400,000 and $400,000 respectively commencing on April 1, 2019.

On February 22, 2019, the Committee also awarded Restricted Stock Grants (“RSGs”) to the Company’s 5 NEOs pursuant to the terms of the Plan. The RSGs awarded to the NEOs are shown in the table below:

GRANTEE	RSGs
Peter S. Ho	26,542
Dean Y. Shigemura	6,033
James C. Polk	6,033
Mark A. Rossi	6,033
Mary E. Sellers	6,033

These performance-based RSGs were made pursuant to individual Restricted Stock Grant Agreements, which provide for cliff vesting to occur after a three-year performance period, 2019, 2020 and 2021, and terminates on the date of certification of achievement of service and financial performance objectives by the Committee. The specified 3 year financial performance criteria are related to the Company’s Return on Equity, Stock Price to Book Ratio and Tier 1 Capital Ratio, weighted at 45%, 45% and 10% respectively, as compared to designated Peer Group performance as more particularly described in the form Restricted Stock Grant Agreement which is attached hereto as Exhibit 10.1. The three-year performance period and cliff vesting schedule directly tie to the Company’s long-term executive retention and performance goals. This summary of the provisions of the RSG is qualified in its entirety by the actual copy of the form Restricted Stock Grant Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

10.1Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)